                                                                    Exhibit 10.5

         THIS MANAGEMENT AGREEMENT dated the 16th day of December, 1993, as amended and restated the 12th day of January, 1996;

B E T W E E N:

         SPARKLING SPRING WATER LIMITED ("SSWL")

                                                        OF THE FIRST PART

         - and -


         C.F. CAPITAL CORPORATION ("C.F.")

                                                        OF THE SECOND PART


         - and -


         G. JOHN KREDIET ("Krediet")

                                                        OF THE THIRD PART

         - and -


         STEPHEN L. LARSON ("Larson")

                                                        OF THE FOURTH PART

         WHEREAS C.F. provides management services to SSWL pursuant to the terms and premises of that certain management agreement (the "Management Agreement") dated the 16th day of December, 1993, among SSWL, C.F., Krediet and Larson;

         AND WHEREAS Krediet and Larson are principles of C.F.;

         AND WHEREAS the parties hereto desire to amend and restate the terms and premises of the Management Agreement;

         NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained and the sum of Ten Dollars ($10.00) now paid by each of the parties hereto to the other (the receipt and sufficiency whereof as to each of the parties is mutually admitted), the parties covenant and agrees as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.01 Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.02 The titles or headings contained herein are included solely for convenience, are not intended to be full accurate descriptions of the context thereof and shall not be considered part of this Agreement.

1.03 The Management Agreement is hereby amended and restated and replaced by the provisions of this agreement.

                                   ARTICLE II
                               SERVICES AGREEMENT

2.01 C.F. agrees to provide management services to SSWL including, without restricting the generality of the foregoing, managing the operations of SSWL and negotiating such contracts, financial agreements and other arrangements and performing such other services as may be directed from time to time by the Board of Directors of SSWL.

2.02. The parties acknowledge that nothing in this Agreement shall be construed as a delegation of any of the duties or powers of the Board of Directors of SSWL to manage the business and affairs of SSWL and all of such powers and duties, including policy and decision making powers, are hereby expressly reserved. For greater certainty, and without limiting the generality of the foregoing, C.F. shall not, and shall ensure that management of SSWL shall not, authorize or take any action in furtherance of the following matters without the approval of the Board of Directors of SSWL;

                  (i) any acquisition over One Million ($1,000,000) Canadian dollars;

                  (ii) capital expenditures which, in the aggregate, would exceed the annual budget of SSWL by in excess of ten (10%) percent thereof;

                  (iii) any issuance of debt or equity securities or options to acquire such securities;

                  (iv) any sale or disposition of any material part of the business of SSWL other than the sale of all or substantially all of the assets of SSWL in circumstances in which either Clairvest Group Inc.'s ("Clairvest") realized price per share yields Clairvest a simple annual rate of return of at least twelve (12%) percent, or after June 12, 1997, SSWL has achieved the fully-diluted per share earnings before tax, depreciation and amortization ("EBTDAPS") projections as shown on Schedule "A" hereto;

                  (v) any winding-up, liquidation or dissolution of SSWL or any of its subsidiaries;

                  (vi) any merger, amalgamation or arrangement with any other identity, corporate or otherwise;

                  (vii) any approval of the annual budget of SSWL, or any amendments or modifications thereof;

                  (viii) any transaction or course of action which may cause SSWL to deviate materially from its annual budget;

                  (ix)     any determination concerning compensation of C.F.;
                           and

                  (x) any declaration or payment of a dividend or other distribution to any shareholder of SSWL.

2.03 The parties agree that Krediet and Larson shall be the individuals who shall provide, on behalf of C.F., the services to SSWL described above. Krediet shall devote the majority of his time and attention to the affairs of SSWL and shall use his best efforts to promote the best interests of SSWL, and covenants and agrees that SSWL shall be his principle business interest; it being understood and acknowledged that, subject to Section 2.05 hereof, Krediet has and may continue to have other investments in which he undertakes a passive function. Larson shall devote his entire time and attention during business hours to the affairs of SSWL and shall use his best efforts to promote the best interests of SSWL; it being acknowledge that Larson currently and may continue to hold the office of a director of companies including and other than SSWL.

2.04 In consideration for C.F.'s services to SSWL hereunder, SSWL agrees to pay to C.F.:

         (a)      Base Fee:

                  (i) a base fee of Four Hundred (U.S. $400,000.00) United
                      States Dollars for services rendered by C.F. to SSWL hereunder during the fiscal year ended December 31, 1996;

                  (ii) in each successive fiscal year of SSWL, a base fee equal to the base fee paid to C.F. in the immediately preceding fiscal year of SSWL multiplied by the percentage increase or decrease, as the case may be, of the total annual revenue of SSWL for the fiscal year then ended from the total annual revenue of SSWL in the immediately preceding fiscal year, such base fee to be calculated and payable monthly and commencing March 31, 1997, to be adjusted quarterly; provided that the base fee payable by SSWL to C.F. in any particular fiscal year shall not in any event exceed Seven Hundred and Fifty (U.S. $750,000.00) Thousand United States Dollars.

         (b)      Bonus:

                  (i) in each fiscal year of SSWL through the fiscal year ended December 31, 2002, a bonus equal to fifty (50%) percent of the base fee paid to C.F. in such fiscal year, provided that SSWL achieves the fully-diluted per share earnings before tax depreciation and amortization ("EBTDAPS") target for such fiscal year as set out in Schedule "A" hereto;

                  (ii) in the event that the SSWL does not achieve the EBTDAPS target for the fiscal year ended December 31, 1997 as set out in Schedule "A" hereto, C.F. shall, provided that SSWL achieves an EBTDAPS for the fiscal year ended December 31, 1997 equal to one hundred and five (105%) percent of the EBTDAPS for the fiscal year ended December 31, 1996, be entitled to a bonus equal to that fraction of the base fee paid to C.F. for the fiscal year ended December 31, 1997 that is obtained by multiplying (i) the quotient of (A) the number obtained by subtracting one hundred and five (105%) percent of the EBTDAPS for the fiscal year ended December 31,

                           1996 from the EBTDAPS achieved by SSWL during the fiscal year ended December 31, 1997, and (B) the number obtained by subtracting one hundred and five (105%) of the EBTDAPS achieved by SSWL during the fiscal year ended December 31, 1996 from the EBTDAPS target for the fiscal year ended December 31, 1997 as set out in Schedule "A" hereto, by (ii) 0.5; and,

                  (iii) in the event that SSWL does not achieve the EBTDAPS target for any fiscal year ended after December 31, 1997 as set out in Schedule "A" hereto, C.F. shall, provided that SSWL achieves an EBTDAPS for such fiscal year then ended equal to one hundred and three (103%) percent of the EBTDAPS achieved by SSWL in the immediately preceding fiscal year ended, be entitled to a bonus equal to that fraction of the base fee paid to C.F. for the fiscal year then ended that is obtained by multiplying (i) the quotient of (A) the number obtained by subtracting one hundred and three (103%) percent of the EBTDAPS achieved by SSWL in the immediately preceding fiscal year ended from the EBTDAPS achieved by SSWL during the fiscal year then ended, and (B) the number obtained by subtracting one hundred and three (103%) of the EBTDAPS achieved by SSWL in the immediately preceding fiscal year ended from the EBTDAPS target for the fiscal year then ended as set out in Schedule "A" hereto, by (ii) 0.5;

provided, that for the purposes of this paragraph (b), all EBTDAPS calculations shall be calculated without giving effect to the payment of base salary under paragraph (a) of this Section 2.04, and all revenue calculations shall be calculated on a consolidated basis; provided further that no bonus calculated pursuant to this Section 2.04 may be less than zero ($0.00) dollars.

2.05 Neither C.F., Krediet nor Larson shall, directly or indirectly, pursue, participate, provide advice with respect to or have any interest in any transaction (a "Corporate Opportunity") involving the manufacturing, bottling, sale or distribution of beverages unless such participation or interest shall have first been offered to SSWL. C.F. will also be permitted to charge, and SSWL hereby agrees to pay, reasonable and customary fees in respect of investment banking advisory services provided by C.F. to SSWL from time to time in connection with successful acquisitions of Corporate Opportunities but, in any case, not for raising capital whether or not in connection with an acquisition. Provided, however, that such fees will be on a cash basis only and will be a percentage of the value of the transaction subject to the following limits:

                  2% on the first Cdn. $3,000,000;
                  1% on any amount in excess thereof;

2.06 In addition to the fees described in Section 2.03 and 2.04 hereof, SSWL shall reimburse C.F. for all reasonable out-of-pocket disbursements and office expenses incurred by C.F. from time to time in the performance of its services pursuant to this Agreement, not to exceed One Hundred Thousand (U.S. $100,000.00) United States Dollars per annum;

2.07 C.F., Krediet and Larson recognize and acknowledge that in the course of carrying out, performing and fulfilling their respective obligations to SSWL hereunder, each will have access to and will be entrusted with information that would reasonably be considered confidential to SSWL, the disclosure of which to competitors of SSWL or to the general public, will be highly detrimental to the best interest of SSWL. Such information includes, without limitation, trade secrets, know-how, marketing plans, cost figures, client lists, software, and information relating to employees, suppliers and persons in contractual relationships with SSWL. Except as may be required in the course of carrying out their respective duties hereunder, C.F., Krediet and Larson covenant and agree that they will not disclose, for the duration of this Agreement or at any time thereafter, any of such information to any person, other than to the directors, officers or employees of SSWL that have a need to know of such information, nor shall they use, nor exploit, directly or indirectly, the same information for any purpose other than for the purpose of SSWL. Without limiting the generality of the foregoing, neither C.F., Krediet and Larson shall for the duration of this Agreement or for a period of three (3) years thereafter have any interest or investment in any corporation, joint venture or other enterprise, directly or indirectly, involved in the manufacturing, bottling, sale or distribution of bottled water or the rental of coolers.

                                   ARTICLE III
                          TERM, RENEWAL AND TERMINATION

3.01 The term of this Agreement (the "initial term") is ten (10) years commencing December 16, 1993. Unless otherwise cancelled or extended in accordance with the terms of this Agreement, this Agreement expires on December 15, 2003.

3.02 This Agreement shall be automatically renewed for a further term of ten
(10) years upon the expiration of any term hereof unless at least thirty (30) days prior to the expiration of any such term, either party hereto notifies the other that the Agreement is to terminate on the expiration of that term.

3.03 Either party may terminate this Agreement at any time upon one hundred and eighty (180) days written notice to the other party, and all payments due to each party hereunder shall be paid in full as at the effective date of such termination.

                                   ARTICLE IV
                                   AMENDMENTS

4.01 Subject to Section 4.02 hereof, no amendment of this Agreement shall be binding unless executed or initialled in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof

(whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Furthermore, any amendment of this Agreement and any waiver by SSWL of any provision of this Agreement must be approved by each director of SSWL.

4.02 SSWL hereby expressly acknowledges and agrees that additional non-cash management options, incentives or other remuneration consistent with industry standards may be granted from time to time to C.F., Krediet and Larson and that the entering into of this Agreement shall not preclude the future negotiation and payment of such options, incentives and remuneration. In no event shall any such additional option, incentive or other remuneration arrangement exceed 15% of the fully diluted common share ownership of SSWL as such ownership exists from time to time. Any option, incentive or other remuneration granted pursuant to this Section 4.02 shall be at a price that is no less than the fair market value at the time of such grant.

                                    ARTICLE V
                                     GENERAL

5.01 The parties hereto shall with reasonable diligence do all such things, provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement and carry out its provisions whether in the present or future.

5.02 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

5.03 This Agreement shall be governed by and construed in accordance with the laws of the province of Nova Scotia.

5.04 This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


                                   ARTICLE VI
                                   ARBITRATION

6.01 In the event that any disagreement arises between the parties hereto with reference to this Agreement, any matter arising hereunder or any matter arising in connection herewith in respect of which the parties cannot agree, then every such disagreement may be submitted by either party hereto to arbitration in Halifax pursuant to the provisions of the Arbitration Act (Nova Scotia). The party desiring arbitration shall give written notice thereof to the other parties hereto setting forth the matter or matters to be arbitrated. The reference to arbitration shall be made to one arbitrator who shall be mutually agreeable to all parties or, if they are unable to agree, pursuant to the provisions of the Arbitration Act (Nova Scotia). The decision of the arbitrator, where practicable, shall be within one (1) month of the appointment as arbitrator. The decision of the arbitrator shall be final and be binding upon the parties with the cost of the arbitrator borne equally by C.F. and SSWL.

         IN WITNESS WHEREOF the parties hereto have set their hands and affixed their seals on the day and year first above written.

SIGNED, SEALED AND DELIVERED        SPARKLING SPRING WATER LIMITED
in the presence of:


                                    Per:           /s/Stephen Larson
----------------------------------      ----------------------------------------

                                    C.F. CAPITAL CORPORATION


                                    Per:        /s/Stephen Larson
----------------------------------      ----------------------------------------





                                                /s/G. John Krediet
----------------------------------      ----------------------------------------


                                        G. JOHN KREDIET



                                                /s/Stephen Larson
----------------------------------      ----------------------------------------


                                        STEPHEN L. LARSON

                              SCHEDULE A - PAGE 1


                             (Management Agreement)


              CONSOLIDATED SPARKLING SPRING WATER INCOME STATEMENT

                                 (C$ Thousands)

Revenue                         1991           1992          1993          1994           1995          1996         1997
                                ----           ----          ----          ----           ----          ----         ----
       Buxton                        5,770         7,440         7,876          8,902        11,436         13,151      14,729
         Aquaporte                       0         1,224         1,592          2,324         2,823          3,244       3,568
       SSW                           3,813         4,595         4,975          6,109         7,246          8,129       8,775
       CS                            5,419         6,461         8,079         10,179        12,138         13,331      14,853
                               -------------------------------------------------------------------------------------------------
                                    15,002        19,720        22,522         27,515        33,642         37,856      41,926
                  Growth                            31.5%         14.2%          22.2%         22.3%          12.5%       10.8%

Cost of Sales and Operating
Costs
       Buxton                        6,273         6,682         6,266          6,624         7,724          8,627       9,226
       Aquaporte                         0         1,146         1,224          1,763         1,874          1,945       2,030
       SSW                           2,908         3,873         3,925          4,728         5,440          5,938       6,346
       CS                            3,650         4,491         6,392          7,601         9,205          9,707       9,860
                               -------------------------------------------------------------------------------------------------
                                    12,831        16,172        17,808         20,713        24,243         26,217      27,463

Operating Cash Flow
       Buxton                        (503)           778         1,609          2,278         3,711          4,524       5,503
       Aquaporte                         0            78           368            562           949          1,299       1,538
       SSW                             905           722         1,050          1,384         1,806          2,191       2,439
       CS                            1,769         1,970         1,687          2,578         2,933          3,624       4,993
                               -------------------------------------------------------------------------------------------------
                                     2,171         3,548         4,714          6,801         9,399        11,639       14,463
       Margin %                       14.5%         18.0%         20.9%          24.7%         27.9%          30.7%       34.5%
       Growth %                                     63.4%         32.9%          44.3%         38.2%          23.8%       24.3%

Corporate Overhead, which
includes Larson & Krediet
Compensation & C.F. Capital                                                                                  1,367       1,469
                                                                                                        ------------------------

EBITDA                                                                                                     10,272      12,994

Depreciation and Amort.                                                                                     4,205       4,289
Interest Expense                                                                                            3,059       2,852
Other Expense/(Income)                                                                                        126         126
                                                                                                        ------------------------
                                                                                                             2881       5,727
Income Tax                                                                                                    299       2,205
Dividends                                                                                                       0           0
                                                                                                        ------------------------
            Net Income Available to Common                                                                  2,582       3,522



Revenue                                      1998       1999        2000       2001        2002
                                             ----       ----        ----       ----        ----
       Buxton                                   16,202      17,822     19,605      21,565     23,721
         Aquaporte                               3,925       4,318      4,750       5,225      5,747
       SSW                                       9,464      10,208     11,013      11,882     12,823
       CS                                       16,338      17,972     19,419      20,603     21,861
                                             --------------------------------------------------------
                                                45,930      50,320     54,785      59,275     64,152
                  Growth                           9.5%        9.6%       8.9%        8.25       8.2%

Cost of Sales and Operating
Costs
       Buxton                                   10,028      10,908     11,874      12,934     14,102
       Aquaporte                                 2,229       2,392      2,588       2,760      2,970
       SSW                                       6,787       7,262      7,775       8,330      8,930
       CS                                       10,817      11,888     12,799      13,560     14,366
                                             --------------------------------------------------------
                                                29,862      82,430     35,016      37,585     40,368

Operating Cash Flow
       Buxton                                    6,174       6,914      7,731       8,631      9,619
       Aquaporte                                 1,696       1,926      2,181       2,484      2,777
       SSW                                       2,677       2,946      3,237       3,552      3,893
       CS                                        5,521       6,104      6,620       7,043      7,494
                                             --------------------------------------------------------
                                                16,068      17,890     19,769     21,690      23,783
       Margin %                                   35.0%       35.6%      36.1%       36.6%      37.1%
       Growth %                                   11.1%       11.3%      10.5%        9.7%       9.6%

Corporate Overhead, which
includes Larson & Krediet
Compensation & C.F. Capital                      1,569       1,679      1,790       1,903      2,024
                                             --------------------------------------------------------

EBITDA                                          14,499      16,211     17,979      19,788     21,759

Depreciation and Amort.                          4,024       4,043      3,882       2,395      2,403
Interest Expense                                 2,404       1,840      1,153         379       (465)
Other Expense/(Income)                             126          83          0           0          0
                                             --------------------------------------------------------
                                                 7,945      10,265     12,945      17,014     19,811
Income Tax                                       3,059       3,952      4,984       6,550      7,627
Dividends                                            0           0          0           0          0
                                             --------------------------------------------------------
            Net Income Available to Common       4,886       6,313      7,961      10,463     12,184

Notes
(1) Prior to 1996 CS figures represent a March 31 Year-end. (The 3/31/95 year is placed in the 1994 column.)

                               SCHEDULE A - PAGE 2

                             (Management Agreement)

EBTDAPS PROJECTION

For the purposes of section 5.04(b) of the Shareholders Agreement and sections
2.02 and 2.04 of the Management Agreement EBTDAPS shall mean: Net Income plus
(i) Income Taxes, (ii) Depreciation, (iii) Amortization, and (iv) payments made to Krediet, Larson and C.F. as described in sections 2.04(a) and (b) of the Management Agreement, DIVIDED BY the number of fully diluted shares outstanding at the time. The depreciation of assets and amortization of goodwill will utilize the same accounting practices as in the December 31, 1995 audited financials for the company as prepared by Ernst & Young. For greater clarity, the calculation will be on an after interest expense basis.


EBTDAPS Target in Canadian Dollars

                           1996          $       3.86
                           1977          $       5.31
                           1998          $       6.30
                           1999          $       7.45
                           2000          $       8.68
                           2001          $       9.98
                           2002          $      11.16